For Immediate Release

Contacts:	Andy McGowan, Public Relations
404-828-4663
Joe Wilkins, Investor Relations
404-828-8209

UPS ANNOUNCES EXPECTED 4Q RESULTS

•Service Levels Remain High Through Holiday Season
•Peak Season Operating Costs Higher than Expected
•Reduces FY2014 Adjusted EPS Estimate to $4.75
•Company Reports $670M After-Tax, Non-Cash Pension Charge
•2015 Pension Expense and Currency Exchange to be Headwind
•UPS Projects 2015 EPS Growth Slightly Below Long-Term Guidance

ATLANTA, Jan. 23, 2015 -- UPS (NYSE:UPS) today announced that it anticipates fourth quarter 2014 adjusted diluted earnings per share of approximately $1.25. Full-year 2014 adjusted diluted earnings per share is expected to be $4.75, up 3.9% over 2013 adjusted diluted earnings per share of $4.57. On a GAAP basis, full-year 2014 diluted earnings are expected to be approximately $3.28 per share, compared to $4.61 in 2013.

Company earnings for 2014 were lower than previous guidance, primarily due to the underperformance of the U.S. Domestic segment. While package volume and revenue results were in line with expectations, operating profit was negatively impacted by higher than expected peak-related expenses.

“Clearly, our financial performance during the quarter was disappointing,” said David Abney, UPS chief executive officer. “UPS invested heavily to ensure we would provide excellent service during peak when deliveries more than double. Though customers enjoyed high quality service, it came at a cost to UPS. Going forward, we will reduce operating costs and implement new pricing strategies during peak season.”

Peak plans were designed to provide high quality service for volume surges. The extra capacity was necessary to process the extreme spike in package volume on Cyber Monday and peak day, December 22. However, demand was less than expected on other days. This resulted in a sub-optimized network during peak season. A decline in productivity, increased contract carrier rates, as well as costs associated with overtime and training hours contributed to the excess cost. In addition, the network was somewhat disrupted by volume fluctuations caused by the West Coast port dispute.

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“The rapid expansion of e-commerce has created a complex operating environment during peak season,” said Kurt Kuehn, UPS chief financial officer. “UPS is in the early stages of a multi-year initiative to adapt our operations to these market challenges. We are making progress, but this quarter reflects that more work needs to be done.”

International adjusted operating profit was also below expectations, primarily due to non-recurring charges and negative currency comparisons. Meanwhile, the Supply Chain and Freight segment performed in line with guidance.

UPS expects solid business growth across all segments in 2015. However, increased pension expense of approximately $180 million due to lower discount rates, and currency headwinds of more than $50 million will negatively impact results. The company now anticipates 2015 diluted earnings per share growth to be slightly less than its long-term target of 9%-to-13%.

Adjustments to 2014 GAAP financial results include two items. First, discount rates used to calculate company-sponsored pension and postretirement liabilities at year-end decreased significantly during 2014. This decline resulted in a non-cash, mark-to-market, after-tax charge of $670 million. Second, the company recorded an after-tax charge of $22 million relating to a previously announced transfer of certain healthcare liabilities.

More details on expected fourth quarter results are available in an audio recording and accompanying transcript from Kurt Kuehn. These materials are available on the UPS Investor Relations website, at: http://www.investors.ups.com. In addition, our discussion regarding fourth quarter and full-year 2014 earnings are based on management’s assessment to date of operations for the quarter ended Dec. 31, 2014. The financials are subject to the completion of the company’s customary quarterly and annual closing and review procedures and therefore are subject to adjustment or refinement. Further information on Q4 results and 2015 outlook will be provided when the company releases earnings on Feb. 3, 2015.

EDITOR’S NOTE:
UPS CEO David Abney and CFO Kurt Kuehn will discuss fourth quarter results with investors and analysts during a conference call at 8:30 a.m. ET, Feb. 3, 2015. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

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UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our year-to-date 2014 and 2013 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. In the fourth quarter of 2014, we recorded a $1.062 billion pre-tax charge ($670 million after-tax) related to a mark-to-market loss recognized outside of a 10% corridor for company-sponsored pension and post retirement liabilities and a $36 million pre-tax charge ($22 million after-tax) related to the transfer of postretirement obligations to multiemployer healthcare plans for certain union employees (under non-National Master Agreement). In the second quarter of 2014, we recorded a $1.066 billion pre-tax charge ($665 million after-tax) related to the transfer of postretirement benefit obligations to multiemployer healthcare plans for certain union employees (under the Teamsters National Master Agreement). In the first quarter of 2013, we recorded transactions related to our attempted acquisition of TNT Express N.V. These items included the impact of (1) a pre-tax charge for the TNT termination fee and transaction-related costs of $284 million ($177 million after-tax), and (2) a pre-tax currency gain realized upon the liquidation of a foreign subsidiary of $245 million ($213 million after-tax). We believe these adjusted measures provide additional information that better enables shareowners to focus on period-over-period operating performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, which are the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

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